UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 6, 2010
NABORS INDUSTRIES LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-32657	98-0363970
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		Number)

Mintflower Place
8 Par-La-Ville Road
Hamilton, HM08
Bermuda	N/A
(Address of principal executive offices)	(zip code)
(441) 292-1510
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-2.1
EX-10.1
EX-99.1

Item 1.01. Entry into a Material Definitive Agreement.
     Merger Agreement
     On August 6, 2010, Nabors Industries Ltd., a Bermuda exempt company (“Nabors”), Superior Well Services, Inc., a Delaware corporation (“Superior”), and Diamond Acquisition Corp., a newly formed Delaware corporation and a wholly owned subsidiary of Nabors (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which (i) Merger Sub will commence a cash tender offer (the “Offer”) to purchase all of the issued and outstanding shares of common stock, par value $0.01 per share, of Superior (the “Common Stock”), at a price per share equal to $22.12, net to the sellers in cash (the “Offer Price”), and (ii) following consummation of the Offer, Merger Sub will merge with and into Superior (the “Merger”), with Superior as the surviving corporation (the “Surviving Corporation”), pursuant to which each outstanding share of Common Stock will be converted into the right to receive the Offer Price, except for those shares held by Superior, Nabors or Merger Sub, and other than those shares with respect to which appraisal rights are properly executed. In addition, each share of the 4% Series A Convertible Preferred Stock, without par value, of Superior (the “Superior Series A Preferred Stock”) that is issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) will remain outstanding as a share of Superior Series A Preferred Stock of the Surviving Corporation. The Superior Series A Preferred Stock will be unaffected by the Merger other than, from and after the Effective Time and pursuant to the terms of the Certificate of Designations of such stock in effect immediately prior to the Effective Time, each share of Superior Series A Preferred Stock will be convertible into, in lieu of Superior Common Stock, the Offer Price that would have been received in the Merger if such share of Superior Series A Preferred Stock had been converted into Superior Common Stock prior to the Merger.
     Pursuant to the terms and conditions of the Merger Agreement, Nabors agreed that Merger Sub would commence the Offer as promptly as reasonably practicable after the date of the Merger Agreement and in any event within 10 business days after the date of the Merger Agreement, and that the Offer will remain open for at least 20 business days. The obligation to accept payment and pay for the shares of Common Stock tendered in the Offer is subject to customary conditions, including, among other things: (1) that the number of shares of Common Stock tendered, when added to the shares of Common Stock owned by Nabors, Merger Sub, and affiliates, represent a majority of the Common Stock on a fully diluted basis (the “Minimum Condition”), (2) the expiration or termination of any waiting period (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (3) the absence of any law or order issued and in effect by a governmental entity prohibiting the Offer or the Merger, (4) the accuracy of the representations of Superior, subject to certain materiality exceptions, (5) compliance in all material respects with covenants of Superior, and (6) absence of a “Material Adverse Effect” (as defined in the Merger Agreement) on Superior.
     In connection with the Offer and pursuant to the terms and conditions of the Merger Agreement, Superior granted to Nabors and Merger Sub an irrevocable option (the “Top-Up Option”) to purchase at the Offer Price shares of Common Stock equal to the number of shares that, when added to the number of shares of Common Stock already owned by Nabors and Merger Sub immediately following consummation of the Offer, would equal one share more than 90% of the shares of Common Stock then outstanding on a fully diluted basis.
     The Merger Agreement contains customary representations, warranties and covenants of the parties.

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     Superior has also agreed not to initiate, solicit, or knowingly facilitate or encourage discussions with third parties regarding other proposals to acquire Superior and has agreed to certain restrictions on its ability to respond to such proposals. However, pursuant to the terms and conditions of the Merger Agreement, Superior is permitted to furnish information to or enter into discussions with third parties and to terminate the Merger Agreement for a “Superior Proposal” (as defined in the Merger Agreement), or separately, Superior’s board of directors can effect a change in its recommendation to tender in the Offer or vote in favor of adopting the Merger Agreement.
     The Merger Agreement also includes termination provisions that under specified circumstances would require Superior to pay Nabors a termination fee equal to $22,500,000, plus expenses of up to $5,000,000.
     Tender and Voting Agreement
     Concurrently with the execution of the Merger Agreement, certain Superior stockholders (together, the “Stockholders”) entered into a Tender and Voting Agreement, with Nabors and Merger Sub (the “Tender Agreement”). Pursuant to the Tender Agreement, the Stockholders agreed, among other things, to tender in the Offer all shares of Common Stock beneficially owned. The Tender Agreement will automatically terminate upon the termination of the Merger Agreement in accordance with its terms.
     The shares of Common Stock currently owned by the Stockholders, inclusive of restricted stock, represent in the aggregate approximately 34% of the currently outstanding shares of Common Stock.
     The foregoing descriptions of the Merger Agreement and Tender Agreement do not purport to be complete and are qualified by reference in their entirety to the full text of each of the Merger Agreement and Tender Agreement, copies of which are attached as Exhibit 2.1 and 10.1, respectively, to this Form 8-K, and each of which is incorporated herein by reference.
Important Additional Information Will Be Filed with the U.S. Securities and Exchange Commission
     This filing is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Superior common stock. The tender offer described in this filing has not yet commenced. At the time the tender offer is commenced, Merger Sub will file with the Securities and Exchange Commission (the “SEC”) a Tender Offer Statement on Schedule TO (including an offer to purchase, a related letter of transmittal and other offer documents), and Superior will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9. INVESTORS AND SUPERIOR SECURITY HOLDERS ARE URGED TO READ THESE DOCUMENTS CAREFULLY IN THEIR ENTIRETY AS THEY BECOME AVAILABLE BEFORE MAKING ANY DECISION WITH RESPECT TO THE TENDER OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION.
     These documents and other documents filed by Nabors and Superior with the SEC will be available at no charge on the website maintained by the SEC at www.sec.gov. The Tender Offer Statement on Schedule TO and related materials (when they become available) may be obtained for free at www.nabors.com or by directing a request to Nabors Industries Ltd., C/O Nabors Corporate Services, Inc., 515 W. Greens Road, Houston, TX 77067, Attention: Investor Relations. The Solicitation/Recommendation Statement on Schedule 14D-9 (once it becomes available) may be obtained for free at www.swsi.com or by directing a request to Superior Well Services, Inc., 1380 Rt. 286 East, Suite #121, Indiana, PA 15701, Attention: Investor Relations.

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     None of the information included on any internet website maintained by Nabors, Superior or any of their affiliates, or any other internet website linked to any such website, is incorporated by reference in or otherwise made a part of this filing.
Cautionary Statement Regarding Forward-Looking Statements
     This communication contains “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 that are not limited to historical facts, but reflect Nabors’ and Superior’s current beliefs, expectations or intentions regarding future events. No assurance can be given that the acquisition of Superior by Nabors will be completed, that completion will not be delayed, or that Nabors will realize the anticipated benefits of the transaction. Risks could include the parties’ expectations with respect to the synergies, costs and other anticipated financial impacts of the proposed transaction; future financial and operating results of the combined company; the combined company’s plans, objectives, expectations and intentions with respect to future operations and services; any necessary approval of the proposed transaction by stockholders and by governmental regulatory authorities; the satisfaction of the closing conditions to the proposed transaction; the timing of the completion of the proposed transaction; the possibility that the proposed transaction is delayed or does not close, including due to the failure to receive any required stockholder or regulatory approvals, the taking of governmental action (including the passage of legislation) to block the transaction, or the failure of other closing conditions; the possibility that the expected synergies will not be realized, or will not be realized within the expected time period; the impact of labor relations, global economic conditions, competitive actions taken by other companies, natural disasters, difficulties in integrating the two companies, or regulatory matters. Nabors and Superior caution that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in Nabors’ and Superior’s most recently filed annual reports on Form 10-K, subsequent quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other SEC filings. All subsequent written and oral forward-looking statements concerning Nabors, Superior, the proposed transaction or other matters and attributable to Nabors or Superior or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Neither Nabors nor Superior undertakes any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.
Item 8.01 Other Events
     On August 9, 2010, Nabors and Superior issued a joint press release regarding the execution of the Merger Agreement and Tender Agreement, a copy of which is attached as Exhibit 99.1, and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
2.1	Form of Agreement and Plan of Merger, by and among Nabors, Merger Sub, and Superior, dated as of August 6, 2010.

10.1	Form of Tender and Voting Agreement, by and among Nabors, Merger Sub, and certain Superior stockholders, dated as of August 6, 2010.

99.1	Joint press release, issued by Nabors and Superior, dated August 9, 2010.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABORS INDUSTRIES LTD.

Date: August 9, 2010	By:	/s/ MARK D. ANDREWS
	Name:	Mark D. Andrews
	Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Form of Agreement and Plan of Merger, by and among Nabors, Merger Sub, and Superior, dated as of August 6, 2010.

10.1	Form of Tender and Voting Agreement, by and among Nabors, Merger Sub, and certain Superior stockholders, dated as of August 6, 2010.

99.1	Joint press release, issued by Nabors and Superior, dated August 9, 2010.